                                                                     Exhibit 5.1


                           GIBSON, DUNN & CRUTCHER LLP
                             333 South Grand Avenue
                       Los Angeles, California 90071-3197
                            Telephone: (213) 229-7000

                           Telecopier: (213) 229-7520



October 2, 2001



(213) 229-7000                                                     C 88689-00004

ChromaVision Medical Systems, Inc.
33171 Paseo Cerveza
San Juan Capistrano, California  92675-4824

Ladies and Gentlemen:


        We have acted as counsel to ChromaVision Medical Systems, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of the Registration Statement on Form S-3 (the "Registration Statement") of the Company to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, for the registration of 5,964,194 shares of the Common Stock, $0.01 par value per share (the "Common Stock"), of the Company issued or to be issued to certain selling stockholders (the "Shares"). This opinion is delivered to you in connection with the Registration Statement on Form S-3 for the aforementioned sales.


        In rendering the opinion set forth herein, we have made such investigations of fact and law, and examined such documents and instruments, or copies thereof established to our satisfaction to be true and correct copies thereof, as we have deemed necessary under the circumstances.


        Based upon the foregoing and such other examination of law and fact as we have deemed necessary, and in reliance thereon, we are of the opinion that the Shares, when issued as described in the Registration Statement, will be duly authorized, validly issued, fully paid and nonassessable.



        The Company is a Delaware corporation. We are not admitted to practice in Delaware. However, we are generally familiar with the Delaware General Corporation Law, we have made such review thereof as we consider necessary for the purpose of this opinion and we are qualified to render this opinion. Subject to the foregoing, this opinion is limited to Delaware, California and federal securities law.

ChromaVision Medical Systems, Inc.
October 2, 2001
Page 2



        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement.


                                            Very truly yours,

                                            /s/ Gibson, Dunn & Crutcher LLP

                                            GIBSON, DUNN & CRUTCHER LLP



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